Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 17, 2012, is made and entered into by and among Lightning Gaming, Inc., a Nevada corporation (“LGI”); Lightning Poker, Inc., a Pennsylvania corporation (“LPI” and together with LGI, the “Lightning Parties”); and The Co-Investment Fund, II, L.P., a Pennsylvania limited partnership (“Purchaser” and together with the Lightning Parties, the “Parties,” and each of the foregoing, a “Party”).

Background

WHEREAS, subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, LGI desires to issue and sell to Purchaser, and Purchaser desires to purchase from LGI, 1,000,000 shares of LGI’s Series A Nonvoting Capital Stock, par value $0.001 per share (“LGI Nonvoting Stock”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, LGI desires to issue and sell to Purchaser, and Purchaser desires to purchase from LGI, a warrant to purchase up to 1,000,000 shares of LGI’s common stock, par value $0.001 per share (“LGI Common Stock”).

Agreement

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Purchase and Sale of the Shares and the Warrant.

1.1 Sale and Issuance of the Shares and the Warrant.  Effective automatically upon the execution and delivery of this Agreement by all of the Parties (the “Closing”), LGI will issue and sell to Purchaser, and Purchaser will buy from LGI, upon the terms and conditions set forth herein and at an aggregate purchase price of $1,000,000 (the “Purchase Price”), the following: (a) 1,000,000 shares of LGI Nonvoting Stock (the “Shares”), and (b) a warrant to purchase up to 1,000,000 shares of LGI Common Stock (the “Warrant” and together with the Shares, the “Securities”).

1.2 The Closing.  At the Closing, which shall take place at the offices of the Lightning Parties located at 23 Creek Circle, Boothwyn, Pennsylvania 19061, the following actions shall take place simultaneously:

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(a) LGI shall deliver to Purchaser a certificate for the Shares registered in Purchaser’s name, bearing an appropriate legend referencing that such Shares have not been registered under the Securities Act.

(b) LGI shall deliver the Warrant to Purchaser in substantially the form attached hereto as Exhibit A.

(c) Purchaser shall pay the Purchase Price in immediately available funds to LGI by check made payable to LGI or by wire transfer of immediately available funds to a bank account pursuant to LGI instructions.

1.3 Use of Proceeds.  In accordance with the directions of the Board of Directors of LGI, LGI shall use the proceeds from the sale of the Securities for general corporate purposes.

2. Representations and Warranties of the Lightning Parties.The Lightning Parties jointly and severally represent and warrant to Purchaser as of the date hereof that the statements contained in this Article 2 are true and correct, except as set forth in the Disclosure Schedules attached to this Agreement (the “Disclosure Schedules”). The Disclosure Schedules shall be arranged in numbered paragraphs and each exception shall be deemed to qualify the specific numbered section of this Agreement which is referenced in the applicable exception.

2.1 Organization and Qualification.  Each of the Lightning Parties is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as herein defined).  For purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect upon the business, financial condition, properties or results of operations of the Lightning Parties, taken as a whole.

2.2 Authority.  The Lightning Parties have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the issuance and delivery of the Shares and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Lightning Parties.  The Lightning Parties have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Lightning Parties, enforceable against the Lightning Parties in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws or other laws affecting creditors’ rights generally and by general principles of equity.

2.3 Compliance.  None of the Lightning Parties (a) is in violation of any provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, each as currently in effect, (b) is in default under (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by LGI or any of its subsidiaries under), nor have either of the Lightning

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Parties received notice (written or oral) of a claim that it is in default under, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default has been waived), (c) is in violation of any order of any court, arbitrator or governmental entity, or (d) is in violation of any applicable law in any material respect.

2.4 Capital Stock.

(a) As of the date hereof, LGI’s authorized capital stock consists of (a) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), of which 6,000,000 shares are designated as LGI Nonvoting Stock and of which 2,500,000 shares are issued and outstanding; and (b) 90,000,000 shares of LGI Common Stock, of which 4,660,285 shares are issued and 4,652,474 shares are issued and outstanding.  Exhibit B hereto presents the true and complete capitalization of LGI as of the date hereof on a fully-diluted basis, giving effect to the transactions contemplated by, and as of, the Closing.  The rights and privileges of the Nonvoting Stock are as provided in LGI’s current Articles of Incorporation, the Investor Rights Agreement, dated as of June 23, 2011, by and among LGI and the Investors (as defined therein) set forth on Schedule A thereto (the “LGI Nonvoting Stock IRA”), and the general corporation law of the State of Nevada.

(b) The issued and outstanding shares of LGI Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the documents filed by LGI with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act” and such documents, the “Securities Filings”).  Except as disclosed in the Securities Filings, LGI does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

(c) The subsidiaries listed on Schedule 2.4(c) of the Disclosure Schedules (collectively, the “Subsidiaries”) are the only subsidiaries of LGI and (i) all the issued and outstanding shares of the Subsidiaries’ capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable law, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiaries’ capital stock or any such options, rights, convertible securities or obligations.

2.5 Issuance, Sale and Delivery of the Securities.  The Shares and the shares of LGI Common Stock underlying the Warrants, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and shall be free and clear of all encumbrances and restrictions except for any

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restrictions on transfer set forth in this Agreement or the LGI Nonvoting Stock IRA or imposed by applicable federal and state securities laws.  Except as set forth in the LGI Nonvoting Stock IRA, no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by LGI pursuant to this Agreement.

2.6 Securities Filings.

(a) Except as set forth on Schedule 2.6(a) of the Disclosure Schedules, LGI has filed all Securities Filings required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or Section 15(d) thereof, since January 1, 2011 on a timely basis or has received a valid extension of such time of filing and has filed any such report prior to the expiration of any such extension.  As of their respective dates, the Securities Filings filed with the SEC complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the Securities Filings, when filed by LGI, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements of LGI included in the Securities Filings comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of LGI and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end adjustments.

2.7 Private Placement.  Assuming the accuracy of the representations and warranties of Purchaser set forth in Article 3 hereof, the offer and sale of the Securities to Purchaser as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

2.8 Form D; Blue Sky Filings.  LGI agrees to timely file a Form D with respect to the Securities as required under Regulation D promulgated by the SEC and to provide a copy thereof, promptly upon request of Purchaser.  LGI shall take such action as LGI shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

2.9 Form S-3 Eligibility.  LGI meets the eligibility requirements set forth in the general instructions to Form S-3 applicable to “Transactions Involving Secondary Offerings.”

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             2.10 Financial Statements.  LGI has delivered to Purchaser its (a) unaudited financial statements as of September 30, 2011 (“Interim Statements”), (b) audited financial statements for the fiscal year 2010 (“2010 Statements”) and (c) unaudited financial statements as of December 31, 2011 (“2011 Statements”), in each case including a balance sheet, income statement and statement of cash flows (collectively, the “Financial Statements”).  The 2010 Statements have been prepared in accordance with GAAP, except as may be otherwise specified therein or in the notes thereto, and fairly present in all material respects the financial condition and operating results of LGI and its consolidated subsidiaries as of December 31, 2010, and for the fiscal year then ended.  The Interim Statements have been prepared in accordance with GAAP, except as may be otherwise specified therein or in the notes thereto and except that the Interim Statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of LGI and its consolidated subsidiaries as of September 30, 2011 and the results of operations and cash flows for the three- and nine-month periods then ended, subject to normal, year-end audit adjustments.  The 2011 Statements have been internally prepared, are unaudited, do not have footnotes, and are subject to year-end adjustments.  To the best knowledge of LGI, but subject to the foregoing limitations, the 2011 Statements fairly present in all material respects the financial position of LGI and its consolidated subsidiaries as of December 31, 2011 and the results of operations and cash flows for the fiscal year then ended, subject to normal, year-end adjustments and inclusion of notes necessary for fair presentation and disclosure.  Except as set forth in the Financial Statements or in any of the Disclosure Schedules, LGI has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2011, (b) obligations under contracts and commitments incurred in the ordinary course of business, and (c) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  LGI maintains and will continue to maintain accounting policies and procedures that conform to GAAP.

2.11 No Untrue Statements of Material Facts.  No representation or warranty made by the Lightning Parties contained in this Agreement or in any Schedule or Exhibit hereto, or in any certificate, instrument or other document referred to herein or otherwise furnished to Purchaser and its counsel by the Lightning Parties with respect to the transactions contemplated hereby, contains any untrue statement of a material facts or omits to state any material fact which is necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which they are made.  There is no fact known to the Lightning Parties relating to the business, affairs, operations or conditions of the Lightning Parties which materially adversely affects the same and which has not been disclosed to Purchaser by the Lightning Parties.

3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Lightning Parties that:

3.1 Authority.  Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser.

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Purchaser has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by the Lightning Parties, this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws or other laws affecting creditors’ rights generally and by general principles of equity.

3.2 Investment.  Purchaser is acquiring the Securities pursuant to this Agreement solely for investment purposes, for Purchaser’s own account and not with a view to resale or distribution.  Purchaser understands that (a) the Shares, the Warrant and the LGI Common Stock underlying the Warrant have not been registered under the Securities Act or any state securities laws, (b) LGI is under no obligation to register the LGI Nonvoting Stock except as provided in the LGI Nonvoting Stock IRA, (c) LGI is under no obligation to register the Warrant, (d) LGI is under no obligation to register the LGI Common Stock issuable upon exercise of the Warrant except as provided in the Warrant or in the LGI Nonvoting Stock IRA, and (e) the LGI Nonvoting Stock, the Warrant and the LGI Common Stock issuable upon exercise of the Warrant cannot be transferred, resold or otherwise disposed of by Purchaser without such registration unless LGI receives an opinion of Purchaser’s counsel, reasonably acceptable to LGI, stating that such transfer, resale or other disposition is exempt from such registration requirements, or other evidence satisfactory to LGI that demonstrates the applicability of such exemption.

3.3 Investment Qualifications.  Purchaser understands that no public market exists for LGI Nonvoting Stock or LGI Common Stock, it is uncertain whether a public market will ever exist for LGI Nonvoting Stock, and LGI Nonvoting Stock carries no voting rights.  Purchaser has such knowledge and experience in financial and business matters and familiarity with the Lightning Parties as to be capable of evaluating the merits and risks of purchasing the Securities.  Purchaser has been given the opportunity to ask questions of, and receive answers from, the Lightning Parties concerning the terms and conditions of, and other matters pertaining to, the Securities and the related investment risks, and Purchaser has had access to such financial and other information as it considered necessary or appropriate to make a decision to purchase the Securities, and Purchaser has availed itself of this opportunity to the full extent desired.  Purchaser is an “accredited investor,” as defined in Regulation D promulgated by the SEC under the Securities Act.

3.4 Understanding of Investment Risks.  Purchaser acknowledges that an investment in LGI Nonvoting Stock or LGI Common Stock involves highly speculative risks.  Purchaser has carefully reviewed such risk factors and considered such factors in relation to its own investment activities and financial position, and has the ability to accept highly speculative risks, which could include the loss of its entire investment.

4. Conditions to Purchaser’s Obligations at Closing.The obligations of Purchaser to purchase the Securities at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1 Performance.  The Lightning Parties shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement

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that are required to be performed or complied with by the Lightning Parties on or before the Closing.

4.2 Secretary’s Certificate.  LGI shall have delivered to Purchaser a certificate of the Secretary of LGI in form and substance reasonably satisfactory to Purchaser certifying as to (a) the current articles of incorporation of LGI, (b) the current bylaws of LGI, and (c) the resolutions of the Board of Directors of LGI relating to the approval this Agreement and the transactions contemplated hereby.

4.3 Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

4.4 Amendment of Schedule A to LGI Nonvoting Stock IRA.  LGI shall have amended Schedule A to the LGI Nonvoting Stock IRA to reflect any changes thereto resulting from this Agreement.

4.5 Proceedings and Documents.  All corporate and other proceedings required of the Lightning Parties in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include certificates of good standing.

5. Conditions of LGI’s Obligations at Closing. The obligations of LGI to sell the Securities to Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Performance.  Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.2 Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

5.3 Purchaser Waiver.  Purchaser shall have executed and delivered a waiver relating to certain of its LGI Nonvoting Stock rights substantially in the form attached hereto as Exhibit C.

6. Survival.The representations and warranties in Article 2 and Article 3 hereof shall survive the Closing and continue in full force and effect thereafter.

7. Post-Closing Cooperation. From and after the Closing, the Parties shall cooperate with each other and take such actions as may be reasonably requested and are

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consistent with the provisions of this Agreement to obtain for the requesting Party the benefits of the transactions contemplated hereby.

8. Indemnification.

8.1 Indemnification of Purchaser Indemnified Persons.  The Lightning Parties shall indemnify, defend and hold harmless Purchaser and each of its affiliates, partners, directors, officers, and employees (each, a “Purchaser Indemnified Person”) from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (collectively, “Losses”), suffered or incurred by or imposed upon any Purchaser Indemnified Person as a result of any breach of any representation, warranty or covenant of any of the Lightning Parties contained in this Agreement.

8.2 Indemnification of LGI Indemnified Persons.  Purchaser shall indemnify, defend and hold harmless the Lightning Parties and each of their respective directors, officers, and employees (each an “LGI Indemnified Person”) from and against any and all Losses suffered or incurred by or imposed upon any LGI Indemnified Person as a result of any breach of any representation, warranty or covenant of Purchaser contained in this Agreement.

9. Miscellaneous.

9.1 Notices.  All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given (a) one business day after being sent by a nationally recognized overnight delivery service or (b) upon receipt of electronic or other confirmation of transmission if sent via facsimile, in each case at the applicable address or facsimile number (or at such other address or facsimile number for a Party as shall be specified by like notice) set forth below:

To either or both of the Lightning Parties:	Lightning Gaming, Inc. Lightning Poker, Inc. 23 Creek Circle Boothwyn, Pennsylvania 19061 Attention: Chief Executive Officer Facsimile: (610) 494-6654

Copy to:	Gordon Silver 3960 Howard Hughes Parkway, 9th Floor Las Vegas, Nevada 89169 Attention: Richard L. Galin, Esq. Facsimile: (702) 369-2666

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To Purchaser:	The Co-Investment Fund, II, L.P. Five Radnor Corporate Center, Suite 555 100 Matsonford Road Radnor, Pennsylvania 19087 Attention: Brian K. Adamsky Facsimile: (610) 971-2062

9.2 Entire Agreement.  This Agreement supersedes and cancels any prior or contemporaneous agreements among the Parties relating to the subject matter of this Agreement.  There are no representations, agreements, arrangements or understandings between Purchaser and the Lightning Parties relating to the subject matter of this Agreement that are not fully expressed herein.

9.3 Amendment; Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.4 Successors and Assigns.  This Agreement may not be assigned or transferred by any Party without the prior written consent of the other Parties.  Subject to the foregoing restriction on transfer or assignment, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

9.5 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to conflict of law principles.  Any litigation arising out of or related to this Agreement shall be instituted and prosecuted only in the appropriate state or federal court situated in Clark County, Nevada.  Each Party hereby submits to the exclusive jurisdiction and venue of such courts for purposes of any such action and the enforcement of any judgment or order arising therefrom.  Each Party hereby waives any right to a change of venue and any and all objections to the jurisdiction of the state and federal courts located in Clark County, Nevada.

9.6 Interpretation.  The captions of the articles and sections of this Agreement are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

9.7 Expenses.  At the Closing, LGI shall pay the reasonable fees and expenses of Purchaser’s counsel relating to this Agreement.

9.8 Represented by Counsel.  Each party to this Agreement acknowledges that such party has been represented by counsel (or has had an opportunity to be represented by counsel) in negotiations for, and the preparation of, this Agreement, that such party have reviewed this Agreement, that such party understands and is fully aware of its contents and of its legal effect, and such party is voluntarily entering into this Agreement upon the legal advice of its counsel.  Each party waives all common law or statutory presumptions to

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the effect that uncertainties in a contract are interpreted against the party causing an uncertainty to exist.

9.9 Counterparts; Electronic Signatures.  This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which together shall be considered one and the same instrument.  Facsimile or other electronically transmitted copies of the signature page hereof (including signature pages sent by electronic mail in PDF format) shall be deemed originals and shall be binding for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first stated above.

LIGHTNING GAMING, INC.		LIGHTNING POKER, INC.
a Nevada corporation		a Pennsylvania corporation

By:	/s/ Brian Haveson	By:	/s/ Brian Haveson
Name: Brian Haveson Title: Chief Executive Officer		Name: Brian Haveson Title: Chief Executive Officer

By:	/s/ Robert D. Ciunci	By:	/s/ Robert D. Ciunci
Name: Robert D. Ciunci		Name: Robert D. Ciunci
Title: Chief Financial Officer		Title: Chief Financial Officer

THE CO-INVESTMENT FUND, II, L.P.
a Pennsylvania limited partnership

By: Co-Invest Management II, L.P.
Title: General Partner

By: Co-Invest II Capital Partners, Inc.
Title: General Partner

By:	/s/ Brian K. Adamsky
Name: Brian K. Adamsky
Title: CFO and Treasurer

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EXHIBIT A

Warrant

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION EXCEPT AS SPECIFICALLY PROVIDED HEREIN AND UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

Lightning Gaming, Inc.

Right to Purchase Shares
(Subject to Adjustment)

Warrant for Stock

Lightning Gaming, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received,

        The Co-Investment Fund II, L.P., a Pennsylvania limited partnership (“CI II”)

or its registered assigns (collectively, the “Holder”), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of 1,000,000 shares of the common stock of the Company, subject to adjustment as provided below (the “Stock”), on the payment therefor of the exercise price which shall be $1.00 per share of the Stock multiplied by the number of shares to be issued (the “Exercise Price”), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.

This Warrant is delivered pursuant to and is subject to that certain Securities Purchase Agreement, dated the date hereof, by and among the Company, Lightning Poker, Inc., a Pennsylvania corporation, and CI II (the “Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

EXERCISE OF WARRANT.  This Warrant shall be exercisable on the earlier to occur of (a) the date of the closing of the next equity financing of the Company, or (b) on the one (1) year anniversary of this Warrant.  This Warrant shall expire at 5:00 p.m. on January [___], 2017.  The period during which this Warrant is exercisable is referred to herein as the “Exercise Period.”  In the event of a proposed Change of Control (as defined below), the Company shall give the Holder ten (10) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by such proposed closing date, then this Warrant shall terminate on such proposed closing date. “Change of Control” shall mean (x) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (y) a sale of all or substantially all of the assets of the Company.

Subject to the foregoing restrictions, during the Exercise Period this Warrant may be exercised, in whole or in part, as follows:

A.           Exercise for Cash.  The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.

B.           Cashless Exercise.

(i)           The Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, on a cashless basis, by surrendering this Warrant, with the Exercise of Warrant and Declaration appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.  In the event of an exercise pursuant to this subsection B, the number of shares of Stock issued to the Holder shall be determined according to the following formula:

X=	Y(A-B) A

Where X=	the number of shares of Stock that shall be issued to the Holder;

Y=	the number of shares of Stock for which this Warrant is being exercised (which shall include both the number of shares of Stock issued to the Holder and the number of shares of Stock subject to the portion of the Warrant being cancelled in payment of the Exercise Price);

A=	the Fair Market Value (as defined below) of one share of common stock of the Company (“Common Stock”); and

B=	the Exercise Price then in effect.

(ii) The Fair Market Value per share of Common Stock shall be determined as follows:

(1)           If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed the average of the high and low reported sale prices per share of Common Stock thereon during the three trading days immediately preceding the Exercise Date (provided that if no such price is reported on any such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (2)).

(2)           If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be determined in good faith by the Board of Directors of the Company (the “Board”), subject to the approval of the Holder(s) of 51% of the Common Stock issuable upon exercise of this Warrant.  If the parties hereto cannot reach agreement, then the cashless exercise option shall not be available to the Holder.

DELIVERY OF STOCK CERTIFICATE UPON EXERCISE.  As soon as practicable after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company without provisions), the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Stock to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period).  For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid.  No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.

ANTI-DILUTION PROVISIONS.

A.           Dividends.  In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

B.           Reorganizations, Consolidations, Mergers.  Except as otherwise set forth herein, in the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

C.           Other Changes.  In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Board shall determine, in good faith, that such change equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Board and shall be effective and binding for all purposes on this Warrant.

D.           Adjustment to Exercise Price.  In the event that the Company issues or sells any equity securities (including warrants and securities convertible into equity securities) (“Additional Stock”), without consideration or for a consideration per share less than the Exercise Price, then the Exercise price shall forthwith be adjusted to the price at which the Company has issued or sold such Additional Stock.

REGISTRATION RIGHTS.

A.           Certain Definitions.  As used in this Section, the following terms shall have the following respective meanings:

(i)           Securities Act means the Securities Act of 1933, as amended, or any successor federal statute.

(ii)           Commission means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

(iii)          Exchange Act means the Securities Exchange Act of 1934, as amended, or any successor federal statute.

(iv)          Holder means any person who holds Registrable Shares including any person to whom the registration rights granted hereunder are transferred pursuant to Paragraph B of this Section, and Holders means all of such persons.

(v)           Registration Statement means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

                                   (vi)           Registrable Shares means the shares of Common Stock owned by a Holder and any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be

Registrable Shares upon (A) any sale pursuant to a Registration Statement, (B) any sale in any manner to a person or entity which, by virtue of Paragraph B of this Section, is not entitled to the rights provided, or (C) as to any Holder, to the extent that such Holder’s Registrable Shares can be sold without volume limitations pursuant to Rule 144 promulgated under the Securities Act.

         B.      Assignment of Registration Rights.  The rights to cause the Company to register Registrable Shares pursuant hereto may be assigned (but only with all related obligations) by a Holder in a Qualified Assignment (as hereinafter defined); provided that (i) the Company is, upon or within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Warrant; (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee or assignee is restricted under the Securities Act; and (iv) such assignment shall be effective only if immediately following such transfer such Registrable Shares continue to be Registrable Shares.  For purposes of this Paragraph B, “Qualified Assignment” shall mean any of the following: (a) an assignment to a transferee acquiring at least 10% of the Registrable Shares (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); or (b) an assignment to a Holder or a partner (if such Holder is a partnership) or affiliate of a Holder.

C.           Incidental Registration.

                                  (i)      Whenever the Company proposes to file a Registration Statement  (other than a registration relating solely to the sale of securities to participants in a Company equity compensation plan, a registration relating to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), at any time and from time to time, it will, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder or Holders given within twenty (20) days after the Company provides such notice, the Company shall use its reasonable efforts to cause all Registrable Shares which such Holder or Holders have requested the Company to register under the Securities Act; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Paragraph C without obligation to any Holder other than pursuant to Paragraph E of this Section.

(ii)           In connection with any offering under this Paragraph C involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity, subject to the restrictions set forth below, as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company.  If in the written opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that the Holders have requested to be included would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares that the managing underwriter believes may be sold without causing such adverse effect.  If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Holders of Registrable Shares have requested to be included, then the Company may include all securities proposed to be registered by the Company to be sold for its own account; provided, however, that the number of Registrable Shares shall not be reduced unless all other securities of the Company are first excluded from the underwriting (including securities held by employees, officers and directors) and the Holders of Registrable Shares who have requested registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock.  If any Holder would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata based upon their total ownership of Registrable Shares.

(iii)           All Holders of Registrable Shares proposing to distribute their securities in an offering under this Paragraph C involving an underwriting shall (together with the Company and other shareholders, if any, of securities being distributed through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting.

D.           Registration Procedures.  If and whenever the Company is required by the provisions of this Section to use its reasonable efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall use its reasonable best efforts to:

(i)           file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable efforts to cause that Registration Statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the Registration Statement has been completed;

(ii)           as soon as reasonably practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until the earliest of (A) the period of time required by the Commission, (B) if requested by the Holders of 66.66% of the Registrable Securities covered thereby, one hundred twenty (120) days from the effective date, or until such earlier time at which the Holders have informed the Company that the distribution of their securities has been completed, or (C) the sale of all Registrable Shares covered thereby; provided, that the Company may discontinue any registration of its securities that are not Registrable Shares (and, under the circumstances specified in Paragraph C, its securities that are Registrable Shares) at any time prior to the effective date of such Registration Statement;

(iii)           as soon as reasonably practicable furnish to each selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder;

(iv)           as soon as reasonably practicable use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Holder; provided, however, that the Company shall not be required in connection with this Paragraph D to qualify as a foreign corporation, subject itself to taxation or execute a general consent to service of process in any such states or other jurisdiction;

(v)           notify each Holder of Registrable Shares covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act relating to the happening of any event as a result of which the prospectus included in such Registration Statement then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(vi)           If the Company has delivered a preliminary or final prospectus to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company.  The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Shares.

E.           Allocation of Expenses.  The Company will pay all Registration Expenses (as hereinafter defined) of all registrations under this Agreement Section.  For purposes hereof, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel selected by Holders owning a majority of the Registrable Securities requested to be included in such registration, the fees and disbursements of the Company’s accountants, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, transfer taxes, selling commissions and the fees and expenses of the selling Holders’ own counsel (other than the one counsel selected by holders Holders owning a majority of the Registrable Shares requested to be included in such registration).

F.           Indemnification.

(i)           In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section, to the extent permitted by law, the Company will indemnify and hold harmless the seller of such Registrable Shares, each of its directors, officers or partners, each underwriter (if any) as defined under the Securities Act (an “Underwriter”) and each other person, if any, who controls such seller or Underwriter within the meaning of the Securities Act or the Exchange Act (a “controlling person”) against any losses, claims, damages or liabilities, joint or several, to which such seller or Underwriter or controlling person may become subject under the Securities Act, the Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal securities or state Blue Sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal securities or Blue Sky law in connection with the offering covered by such Registration Statement; and the Company will reimburse such seller or Underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller or Underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case (1) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller or controlling person specifically for use in the preparation thereof, or (2) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any seller or Underwriter, or any controlling person of such seller or Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such seller or Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(ii)           In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section, to the extent permitted by law, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, each Underwriter (if any) and each controlling person, if any, of the Company or Underwriter against any losses, claims, damages or liabilities, (or actions in respect thereof), joint or several, to which the Company, such directors and officers, any Underwriter or controlling persons or other such Holder or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, any amendment or supplement to the Registration Statement or any offering circular or other document, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, if the statement, omission or violation was made or occurred in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement or if such misstatement or omission was corrected in any amendment or supplement provided to a selling Holder pursuant to Paragraph D and the selling Holder failed to deliver such amendment or supplement, or (iii) any violation or alleged violation by the Holder of the Securities Act, the Exchange Act, any federal securities or state Blue Sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal securities or Blue Sky law in connection with the offering covered by such Registration Statement; and each such selling Holder will reimburse any person intended to be indemnified pursuant to this Paragraph F, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Paragraph F shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, and provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of Registrable Shares sold as contemplated herein.

(iii)           Each party entitled to indemnification under this Paragraph F (an “Indemnified Party”) shall give notice to the party required to provide indemnification (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom with counsel mutually satisfactory to the Indemnified Party and Indemnifying Party; and, provided, that the failure of any Indemnified Party to deliver notice to the Indemnifying Party as provided herein, if materially prejudicial to the ability of the Indemnifying Party to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Paragraph F to the extent of such prejudice, but the omission so to deliver notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Paragraph F.  The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no further obligation to indemnify an Indemnified Party shall exist in connection with either of the following without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld:  (A) judgment entered with the consent of the Indemnified Party; or (B) settlement of such claim or litigation.

(iv)           If the indemnification provided for in this Paragraph F is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to therein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, expense, or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damages, expense or liability, as well as any other relevant equitable considerations; provided however that in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.  The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information or omission.  The obligations of the Company and the sellers and Holders under this Paragraph F shall survive completion of any offering of Registrable Shares and termination of this Warrant.

G.           Information by Holder.

(i)           Each Holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

(ii)           Each Holder of Registrable Shares shall report to the Company sales made pursuant to any registration of such Registrable Shares.

LOST, STOLEN, DESTROYED OR MUTILATED WARRANT.  Upon receipt by the Company of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity satisfactory (in the exercise or reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

TRANSFER AND TRANSFER RESTRICTIONS.

A.           Owner of Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided below.

B.           Transfer of Warrant.  The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof.  Subject to Paragraphs C, D and E below, this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and payment the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

                         C.         Restrictions on Exercise and Transfer.  Neither this Warrant nor the shares of Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  Therefore, in order, among other things, to insure compliance with the Securities Act, notwithstanding anything else in the Warrant to contrary, the Holder agrees, by accepting this Warrant, as follows: No Holder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof).
Notwithstanding the foregoing, a Holder may transfer all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof) (i) as part of a registered public offering of the Company’s securities or pursuant to Rule 144 under the Securities Act, (ii) by pledge that creates a mere security interest in all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof), provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Warrant to the same extent as if it were the Holder making such pledge, (iii) either during his lifetime or on death by will or the laws of descent and distribution to his siblings, ancestors, descendants or spouse, or any custodian or trustee for the account of  Holder or Holder’s siblings, ancestors, descendants or spouse, or (iv) to an affiliate or a partner of  Holder, provided, in each such case a transferee shall receive and hold all or any portion of this Warrant (or any of the shares of Stock which may be issued upon the exercise hereof) subject to the provisions of this Warrant and there shall be no further transfer except in accordance herewith.  No party will avoid the provisions of this Warrant by making one or more transfers to an affiliate of such party and then disposing of all or any portion of such party’s interest in such affiliate; provided, however, that in any event, this Warrant may not be sold or transferred in the absence of registration under the Securities Act unless the Company receives an opinion of counsel reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act.

                       D.                                Legend on Shares.  Each certificate for shares of Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear substantially the following legend (and any additional legend required under the Securities Act or otherwise):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THIS CORPORATION, STATING THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the Company, the securities represented thereby need no longer be subject to the transfer restrictions contained in this Warrant.  The exercise and transfer restriction provisions of this Warrant shall be binding upon all subsequent Holders.

COVENANTS.  The Company covenants that, so long as this Warrant is exercisable, it will reserve from its authorized and unissued Common Stock (or Common Stock held as treasury stock) a sufficient number of shares to provide for the delivery of Stock pursuant to the exercise of this Warrant.  The Company further covenants that all shares of Stock which shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and nonassessable.

MISCELLANEOUS.  This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

REPRESENTATION.  The Company represents and warrants that as of the date of this Warrant, the authorized capital of the Company consists of (i) 10,000,000 shares of Preferred Stock, of which 6,000,000 shares have been designated as Series A Nonvoting Capital Stock, of which 2,500,000 shares are issued and outstanding; and (ii) 90,000,000 shares of Common Stock, of which 4,660,285 are issued and 4,652,474 shares are outstanding as of the date of this Warrant.  All of the issued and outstanding shares of Series A Nonvoting Capital Stock and Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

HEADINGS.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

Dated: January ___, 2012
LIGHTNING GAMING, INC.,
a Nevada corporation

	By:	Name: Robert D. Ciunci
Title: Chief Financial Officer

EXERCISE OF WARRANT AND DECLARATION

To:	Lightning Gaming, Inc.

The undersigned Holder hereby exercises the right to purchase _________________ shares of common stock of Lightning Gaming, Inc., a Nevada corporation (the “Company”), and delivers to the Company herewith the Exercise Price.

The undersigned declares and represents to the Company that the intention of this exercise is to acquire the aforementioned shares for investment only and not for resale or with a view to the distribution thereof, except as the same may be made in compliance with all applicable securities laws.  The undersigned has been advised that the shares being issued to the undersigned are not being registered under the Securities Act of 1933 (the “Act”) on the grounds that this transaction is exempt from registration under the Act as not involving any public offering.  As a result of not being registered under the Act, the undersigned has been advised that the shares may not be sold or offered for sale in the absence of an effective registration statement under the Act and any applicable state securities acts or the availability of an exemption from the registration requirements under the Act and any applicable state securities acts and an opinion of counsel, reasonably satisfactory to the Company, as to the availability of such exemption.

You will kindly forward a certificate or certificates for the shares purchased hereby and, if such shares shall not include all of the shares provided in this Warrant, a new Warrant of like tenor and date for the balance of the shares issuable thereunder shall be delivered to the undersigned at the address set forth below.

Date:_____________________	______________________________
Name of Holder

By:___________________________

Address:

______________________________

______________________________

______________________________

______________________________

EXHIBIT B

Capitalization

Lightning Gaming, Inc.
Capitalization Table
December 31, 2011

		Preferred
	Outstanding Common Shares	Series A Nonvoting Capital Stock	Stock Options(3)	Warrants	Convertible Debt(2)	Fully Diluted Shares(3)	% Fully Diluted(1)
Brian Haveson	738,409		750,000			1,488,409	5.34%
Donald Caldwell	840,000					840,000	3.01%
Fred Tecce	380,000					380,000	1.36%
Seth Berger	229,916		240,000			469,916	1.69%
R. Martin Oliveras	229,900					229,900	0.83%
The Co-Investment Fund, II, LP.		1,000,000		6,401,385	7,071,178	14,472,563	51.94%
Stewart J. Greenebaum, LLC		1,500,000		2,500,000	2,427,945	6,427,945	23.07%
Employees			1,213,000			1,213,000	4.35%
All Other	2,234,249			107,760		2,342,009	8.41%
Total Shares	4,652,474	2,500,000	2,203,000	9,009,145	9,499,123	27,863,742	100.00%

Notes

(1) Assumes exercise of all stock options and warrants, conversion of all convertible notes, and exchange of all Series A Nonvoting Capital Stock for common stock of the company.
(2)  Assumes conversion of outstanding convertible notes and accrued interest into common stock of the company at $1 per share.
(3) Excludes 297,000 shares available for stock option grants under the Lightning Gaming, Inc. 2007 Equity Incentive Plan.

EXHIBIT C

Purchaser Waiver

WAIVER OF PREEMPTIVE AND OTHER RIGHTS

This WAIVER OF PREEMPTIVE AND OTHER RIGHTS (this “Waiver”), is executed and delivered by the undersigned stockholder (“Stockholder”) of Lightning Gaming, Inc., a Nevada corporation (“LGI”), as of this [___] day of January, 2012 in connection with the Securities Purchase Agreement, dated as of the date hereof, by and among LGI, Lightning Poker, Inc., a Pennsylvania corporation, and The Co-Investment Fund, II, L.P., a Pennsylvania limited partnership (the “SPA”).

Stockholder hereby waives the following rights in connection with the closing of the transactions contemplated by the SPA:

1.
all notice requirements related to the exercise of preemptive rights provided in Article 4 of the Investor Rights Agreement, dated as of June 23, 2011, by and among LGI and the Investors (as defined therein) set forth on Schedule A thereto (the “LGI Nonvoting Stock IRA”), including, without limitation, all notice requirements relating to any Preemptive Rights Notice and Election Notification (each as defined in the LGI Nonvoting Stock IRA);

2.	the protective provision rights set forth in Section 6(d) of the LGI Nonvoting Stock IRA; and

3.	any rights arising from any other agreement to which Stockholder is a party that would prevent the consummation of the transactions contemplated by the SPA.

This Waiver shall become effective only immediately prior to the Closing (as defined in the SPA.

THE CO-INVESTMENT FUND II, L.P.
a Pennsylvania limited partnership

By:              Co-Invest Management II, L.P.
Title:           General Partner

By:              Co-Invest II Capital Partners, Inc.
Title:           General Partner

By:           ____________________________
    Brian K. Adamsky
Title:           CFO and Treasurer

DISCLOSURE SCHEDULES

TO THE

SECURITIES PURCHASE AGREEMENT

DATED AS OF JANUARY 17, 2012

BY AND AMONG

LIGHTNING GAMING, INC.,

LIGHTNING POKER, INC.

AND

THE CO-INVESTMENT FUND, II, L.P.

           The schedule numbers referenced in these Disclosure Schedules refer to the sections of that certain Securities Purchase Agreement, dated as of January 17, 2012 (the “Agreement”), by and among Lightning Gaming, Inc., a Nevada corporation (“LGI”), Lightning Poker, Inc., a Pennsylvania corporation (“LPI”), and The Co-Investment Fund, II, L.P., a Pennsylvania limited partnership.  Terms used but not defined in these Disclosure Schedules shall have the meanings ascribed to such terms in the Agreement.

Section 2.3

1.	LGI has not held an annual meeting of shareholders since May 2009.

2.
Standing Stone Gaming, LLC (“SSG”) has made a demand for arbitration in connection with claims against LPI under a March 31, 2006 Software License Agreement (“SSG Agreement”).  SSG has asserted claims against LPI under the SSG Agreement for, among other things, breach of the SSG Agreement due to LPI’s failure to (i) properly inform SSG of LPI’s grant of Site Licenses, (ii) pay Site License fees, maintenance fees and per-gaming-table fees, and (iii) follow the procedures required under the SSG Agreement following SSG’s termination of the SSG Agreement.  LPI has not yet filed a response in the arbitration.

3.	LGI has not yet made the advance royalty payment for 2012 to Hasbro, Inc. and Hasbro International, Inc. that was due by January 1, 2012 under the January 1, 2009 Gaming Device Licensing Agreement.

4.
Article 4 of the LGI Nonvoting Stock IRA provides that LGI will give written notice to Purchaser and Stewart J. Greenebaum, LLC (“SJG”) at least 70 days prior to LGI’s issuance of any Covered Securities (as defined in the LGI Nonvoting Stock IRA).  The Securities to be issued under this Agreement are Covered Securities.  LGI gave such written notice on January 3, 2012.  Purchaser has waived this 70-day advance notice provision but SJG has not.

Schedule 2.4(c)

1.	LPI.

2.	Lightning Slot Machines, LLC, a Nevada limited liability company – has outstanding membership interests, not capital stock.

3.	Lightning Products, LLC, a Nevada limited liability company – has outstanding membership interests, not capital stock.